UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Definitive information statement

NORTHERN LIGHTS FUND TRUST
(Name of Registrant as Specified in Its Charter)

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Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge NY  11788

September [_], 2011

Dear Shareholders:

The enclosed document is purely for informational purposes.  You are not being asked to vote or take action on any matter.  The document relates to the appointment of a new investment sub-adviser to the Altegris Managed Futures Strategy Fund (the "Fund"), a series of the Northern Lights Fund Trust.

As described in the enclosed Information Statement, the Board of Trustees of Northern Lights Fund Trust has selected J.P. Morgan Investment Management, Inc. as the new investment sub-adviser to the Fund and has approved a sub-advisory agreement with J.P. Morgan Investment Management, Inc. on substantially identical terms as the prior sub-advisory agreement with the Fund's previous sub-adviser.

As always, please feel free to contact the Fund at 1-877-772-5838 with any questions you may have.

Sincerely,

James P. Ash, Esq.

Secretary

Northern Lights Fund Trust

NORTHERN LIGHTS FUND TRUST

Altegris Managed Futures Strategy Fund

September [_], 2011

4020 South 14th Street

Omaha, NE 68137

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the Altegris Managed Futures Strategy Fund (the "Fund"), a series of Northern Lights Fund Trust ("NLFT" or the "Trust"). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an Exemptive Order that NLFT and Altegris Advisors, LLC received from the U.S. Securities and Exchange Commission (the "SEC") on June 28, 2011. The Exemptive Order permits the Trust's investment adviser, Altegris Advisors, LLC ( the "Adviser") to hire new investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees of NLFT (the "Board of Trustees" or the "Board" or the "Trustees"), without obtaining shareholder approval. Under the conditions of the Exemptive Order, the Board must provide notice to shareholders within 90 days of hiring a new sub-adviser or implementing any material change in a sub-advisory agreement.

At an in-person meeting held on March 23, 2011, the Board, including a majority of the Independent Trustees, considered and approved J.P. Morgan Investment Management, Inc. ("JPMIMI") as a successor sub-adviser to the Fund, subject to the receipt of the Exemptive Order.  The new sub-advisory agreement for the Fund with JPMIMI (the "JPMIMI Sub-Advisory Agreement" or "New Sub-Advisory Agreement") was effective on June 29, 2011, at the close of business, when JPMIMI began managing a portion of the Fund.

Rodney Square Management Corporation ("Rodney Square") formerly served as sub-adviser to the Altegris Managed Futures Strategy Fund.  On May 16, 2011, the ultimate parent company of Rodney Square was acquired, resulting in the automatic termination of the Adviser's sub-advisory agreement with Rodney Square.

This Information Statement is being supplied to shareholders to fulfill the notice requirement and will be mailed on or about September 24, 2011 to the Fund's shareholders of record as of September 12, 2011 (the "Record Date"). This Information Statement describes the New Sub-Advisory Agreement between the Adviser and JMPIMI with respect to the Fund.  As of the Record Date, there were issued and outstanding 46,650,135.3810 Class A shares, 1,796,994.0220 Class C shares, 47,499,971.4020 Class I shares and no Class Y shares of the Fund.  As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

I.

BACKGROUND

Northern Lights Fund Trust is an open-end management investment company, commonly known as a "mutual fund," and sells and redeems shares every day that it is open for business. The Trust was organized as a Delaware statutory trust by a Certificate of Trust filed January 19, 2005, with the Secretary of State of Delaware, and is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act").  The Fund represents a separate series of beneficial interest in the Trust having different investment objectives, investment restrictions, investment programs and investment sub-adviser than the other series of the Trust.

The Adviser is located at 1200 Prospect Street, Suite 550, La Jolla, CA 92037. Pursuant to an investment management agreement with the Trust on behalf of the Fund (the "Advisory Agreement"), the Adviser, subject to the supervision of the Board and in conformity with the stated policies of the Fund, manages the operations of the Fund, reviews the performance of the sub-adviser(s) and makes recommendations to the Trustees with respect to the retention and renewal of sub-advisory agreements.  The Advisory Agreement was most recently approved by the Board of Trustees, including a majority of the Independent Trustees, at a meeting held on November 3, 2010 and most recently approved by shareholders representing a majority of shares of the Fund at a special shareholders meeting held on January 21, 2011.

As indicated above, the Trust and the Adviser have obtained an Exemptive Order from the SEC that permits the Adviser to enter into sub-advisory agreements with sub-advisers without obtaining shareholder approval (the "Order").  The Adviser, subject to the review and approval of the Board of Trustees, selects sub-advisers for the Fund and supervises and monitors the performance of each sub-adviser.  The Trust may rely on the Order provided the Fund is managed by the Adviser and complies with the terms and conditions set forth in the application for the Order.

The Order also permits the Adviser, subject to the approval of the Board, to replace sub-advisers or amend sub-advisory agreements without shareholder approval (except in the case of affiliated sub-advisers) whenever the Adviser and the Board believe such action will benefit the Fund and its shareholders.

II.

PRIOR SUB-ADVISORY AGREEMENT

Prior to May 16, 2011, Rodney Square, located at 1100 North Market Street, Wilmington, Delaware  19890, acted as fixed income sub-adviser to the Fund pursuant to a sub-advisory agreement (the "Rodney Square Sub-Advisory Agreement" or "Prior Sub-Advisory Agreement").  Prior to May 16, 2011, Rodney Square was an indirect wholly-owned subsidiary of Wilmington Trust Corp.  As of May 16, 2011, Wilmington Trust Corp merged with M&T Bank Corp., resulting in a change in control of Rodney Square.  Under the 1940 Act, a transaction that results in the transfer, either directly or indirectly, of ownership of more than 25% of the voting interests of an investment adviser, including a sub-adviser, to a third-party is presumed to constitute a "change in control" of the adviser.  The 1940 Act further states that a change in control of an investment adviser causes the adviser's management agreement to be "assigned," which results in the automatic termination of the agreement by the agreement's terms as required by the 1940 Act.  Upon the merger between Wilmington Trust Corp and M&T Bank Corp. a "change in control" of Rodney Square for purposes of the 1940 Act was deemed to have occurred and to have caused the "assignment" and resulting termination of the Rodney Square Sub-Advisory Agreement.  Dominick D'Eramo was primarily responsible for the day-to-day management of the Rodney Square-managed portion of the Fund assets until May 16, 2011.

The Rodney Square Sub-Advisory Agreement was most recently approved by the Board of Trustees, including a majority of the Independent Trustees, at a meeting held on November 3, 2010 and most recently approved by shareholders representing a majority of shares of the Fund at a special shareholders meeting held on January 21, 2011.

Under the Advisory Agreement with Altegris Advisors, LLC, the Adviser receives a fee paid monthly at a specified sliding scale annual rate of the Fund's average daily net assets, and the Adviser pays the sub-adviser a portion of its advisory fee.  Effective June 9, 2011, the Adviser agreed to modify its advisory fee schedule to include breakpoints according to the table below.

Advisory Fee Breakpoint Table

Portion of Net Assets	Advisory Fee
$1 billion and less	1.50%
Greater than $1 billion and less than or equal to $1.5 billion	1.40%
Greater than $1.5 billion and less than or equal to $2.0 billion	1.30%
Greater than $2.0 billion and less than or equal to $2.5 billion	1.20%
Greater than $2.5 billion and less than or equal to $3.0 billion	1.10%
Greater than $3 billion	1.00%

Under the Rodney Square Sub-Advisory Agreement, Rodney Square was entitled to a fee computed daily and paid monthly, calculated at a sliding scale annual rate based on its managed portion of the Fund's average daily net assets equal to 0.15% on the first $100 million, 0.13% on amounts between $100 and $250 million and 0.10% on amounts over $250 million.

For the fiscal period ended June 30, 2011, the Adviser earned net advisory fees of $4,219,639, a portion of which was paid to Rodney Square as sub-adviser.

III.

NEW SUB-ADVISORY AGREEMENT

At the March 23, 2011, in-person meeting, the Board approved the hiring of JPMIMI as a new fixed income sub-adviser to the Fund pursuant to the JPMIMI Sub-Advisory Agreement by and among JPMIMI and Altegris Advisors, LLC.  The New Sub-Advisory Agreement is the same in all substantive respects to the Prior Sub-Advisory Agreement, with the exception of the parties, the effective date, the termination date and the sliding scale of sub-advisory fees.

As discussed above, as compensation for its services, the Fund pays the Adviser a fee paid monthly at a specified sliding scale annual rate of the Fund's average daily net assets, and the Adviser separately pays the sub-adviser a sliding scale annual fee, calculated at an annual rate based on the sub-adviser's managed portion of the Fund's average daily net assets equal to 0.15% if the balance of the Fund's accounts and the other accounts managed by JPMIMI for the Adviser and its affiliates is less than $100 million, 0.13% if such balance is equal to or greater than $100 million and less than $200 million, 0.10% if such balance is equal to or greater than $200 and less than $500 million, 0.08% if such balance is equal to or greater than $500 and less than $1 billion, or 0.06% if such balance is greater than $1 billion.

Under the terms of the New Sub-Advisory Agreement, as was the case under the Prior Sub-Advisory Agreement, the sub-adviser to the Fund, will serve subject to the supervision of the Adviser and the Board of Trustees.  The sub-adviser (now JPMIMI) at its own expense, will furnish necessary investment and management facilities to conduct the investment activities of the Fund, and pay the salaries of its respective personnel.  In addition, under the New Sub-Advisory Agreement, as was substantially the case under the Prior Sub-Advisory Agreement: (a) the Adviser shall indemnify and hold harmless the sub-adviser (now JPMIMI) and its officers and directors and each person, if any, who controls JPMIMI within the meaning of the Securities Act of 1933, as amended (any and all such persons shall be referred to as an "Indemnified Party"), against any liability or expense (including reasonable attorneys' fees incurred in connection therewith) arising by reason of any matter to which the respective New Sub-Advisory Agreement relates, except for liability by reason of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law in the performance of the duties of such Indemnified Party or by reason of disregard of its obligations and duties under the New Sub-Advisory Agreement; (b) the Adviser shall not be liable with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon JPMIMI or such controlling persons; and (c) JPMIMI shall indemnify and hold harmless the Adviser and the Trust and each of their respective directors and officers and each person, if any, who controls the Adviser and the Trust against any liability or expense arising by reason of any matter to which the respective New Sub-Advisory Agreement relates, but only with respect to JPMIMI's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law in the performance of its duties under the respective New Sub-Advisory Agreement.

The New Sub-Advisory Agreement has an initial term of two years, and thereafter will continue in effect for successive annual periods provided such continuance is approved at least annually by (i) the vote of a majority of Trustees of the Trust including a majority of those Trustees of the Trust who are not interested persons of any party to the respective New Sub-Advisory Agreement, cast in-person at a meeting called for the purpose of voting on such approval, or (ii) the vote of a majority of the outstanding voting securities of the Fund (except as such vote may be unnecessary pursuant to relief granted by an exemptive order from the SEC).  The New Sub-Advisory Agreement terminates automatically in the event of its "assignment," as defined under 1940 Act.

About JPMIMI

J.P. Morgan Investment Management Inc., has been an SEC registered investment advisor since 1984, is an indirect wholly owned subsidiary of JPMorgan Chase & Co., a publicly traded corporation that is listed on the New York Stock Exchange (Ticker: JPM), with a market capitalization of over $100 billion as of September 12, 2011.  JPMIMI offers investment advisory services to individual and institutional investors such as the Fund and currently manages over $600 billion dollars.  JPMIMI is controlled by JPMorgan Chase & Co. and to the Trust's knowledge, no JPMorgan Chase & Co. shareholder is deemed to control the company.

Below is the name and principal occupation of each principal executive officer, director or controlling entity of JPMIMI as of September 13, 2011, as to the best of the Trust knowledge.  The business address of each person listed below is 270 Park Avenue, New York, NY  10017.

Name	Title & Principal Occupation
George C.W. Gatch	Director, CEO, President, Managing Director
Seth P. Bernstein	Director, Managing Director
Lawrence M. Unrein	Director, Managing Director
Martin R. Porter	Managing Director
Clive S. Brown	Director, Managing Director
Scott E. Richter	Secretary, Managing Director
Joseph K. Azelby	Director, Managing Director
Paul A. Quinsee	Director, Managing Director
Joseph J. Bertini	Managing Director
Robert L. Young	Director, Managing Director
Craig M. Sullivan	Director, Managing Director
James b. Broderick	Director, Managing Director
Catherine A. Keating	Director, Managing Director

JPMIMI is also the investment sub-adviser to the Altegris Macro Strategy Fund, which had $97 million in net asset value as of September 12, 2011, under a compensation arrangement identical to that with the Fund.

IV.

CURRENT AND PRO-FORMA FEES

The Fund's fees and expenses are not changed by the New Sub-Advisory Agreement when compared to those under the Prior Sub-Advisory Agreement.  Therefore, no comparative expense tables are presented.

V.

BOARD CONSIDERATIONS IN APPROVING THE NEW SUB-ADVISORY AGREEMENT

In connection with a regular meeting held on March 23, 2011, the Board of the Trust, including a majority of the Independent Trustees, discussed the approval of the sub-advisory agreement between J.P. Morgan Investment Management, Inc. ("JPMIMI" or the "Sub-Adviser") and the Trust on behalf of the Altegris Managed Futures Strategy Fund (the "New Sub-Advisory Agreement"). In considering the proposed New Sub-Advisory Agreement, the Board received materials specifically relating to the New Sub-Advisory Agreement. These materials included: (a) information on the investment performance of the Sub-Adviser's similarly managed funds and accounts; (b) the resources available with respect to compliance with the Fund's investment policies and restrictions and with policies on personal securities transactions; (c) the overall organization of the Sub-Adviser; (d) investment management staffing; and (e) the financial condition of the Sub-Adviser and its ultimate parent.

In its consideration of the proposed New Sub-Advisory Agreement, the Board, including the Independent Trustees, did not identify any single factor as controlling, and the following summary does not detail all the matters considered. Matters considered by the Board, including the Independent Trustees, in connection with its approval of the New Sub-Advisory Agreement include the following:

Nature, Extent and Quality of Services.  The Trustees discussed the extent of the Sub-Adviser's research capabilities and the experience of its fund management personnel.  The Trustees concluded that the Sub-Adviser has the ability to provide a level of service consistent with the Board's expectations.

Performance.  The Board, including the Independent Trustees, considered the experience of the portfolio manager and the prior performance of the Sub-Adviser's existing accounts with investment objectives and investment restrictions similar to those of the Fund, when compared to the Citigroup 3-month Treasury Bill Index.  The Board concluded that the Sub-Adviser has potential to deliver favorable performance.

Fees and Expenses.  The Board noted that the Sub-Adviser would charge a fee equal to a sliding scale annual fee, calculated at an annual rate based on the Sub-Adviser's managed portion of the Fund's average daily net assets equal to 0.15% if the balance of the Fund's accounts and the other accounts managed by JPMIMI for the Adviser and its affiliates is less than $100 million, 0.13% if such balance is equal to or greater than $100 million and less than $200 million, 0.10% if such balance is equal to or greater than $200 and less than $500 million, 0.08% if such balance is equal to or greater than $500 and less than $1 billion, or 0.06% if such balance is greater than $1 billion.  It was noted that the Sub-Adviser's fee would be paid directly by Adviser based upon the Fund's current management fee and there would be no increased ongoing cost to shareholders as a result of the Sub-Adviser's appointment as the Fund's Sub-Adviser. The Trustees concluded that the Fund's sub-advisory fee was acceptable in light of the quality of the services the Fund expected to receive from the Sub-Adviser.

Economies of Scale. The Board, including the Independent Trustees, considered whether there will be economies of scale in respect of the management of the Fund and whether there is potential for realization of any further economies of scale.  After discussion, it was the consensus of the Board that, based on the current and anticipated size of the Fund for the initial two years of the Sub-Advisory Agreement, the economies of scale to be realized under the sliding fee scale in the New Sub-Advisory Agreement were satisfactory.

Profitability.  The Board, including the Independent Trustees, considered the anticipated profits to be realized by the Sub-Adviser in connection with the operation of the Fund, based on the materials provide to the Board, and whether the amount of profit is a fair entrepreneurial profit for the management of the Fund.  They also considered the profits to be realized by the Sub-Adviser from other activities related to the Fund.  The Trustees concluded that because of the Fund's expected asset levels, they were satisfied that the Sub-Adviser's level of profitability from its relationship with the Fund would not be excessive.

Conclusion.  Having requested and received such information from the Sub-Adviser as the Board believed to be reasonably necessary to evaluate the terms of the proposed New Sub-Advisory Agreement, and as assisted by the advice of independent counsel, the Board, including the Independent Trustees, concluded that the Sub-Advisory fee structure is fair and reasonable and that approval of the New Sub-Advisory Agreement is in the best interests of the Trust and the Fund's shareholders, and unanimously approved the proposed New Sub-Advisory Agreement.

VI.

OTHER MATTERS

As of September 12, 2011, the only shareholders known by the Trust to own of record more than 5% of the outstanding shares of the Fund are listed below.

Name and Address	Status	Number of Class A Shares	Percent of Class A Shares
Genworth Financial Trust Company 3200 N. Central Ave., 7th Floor Phoenix, AZ 85012	Record	21,048,924.3450	45.12%
Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	Record	4,272,005.2740	9.16%
Ameritrade Inc. PO Box 2226 Omaha, NE 68103	Record	2,465,329.7280	5.28%

Name and Address	Status	Number of Class I Shares	Percent of Class I Shares
Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	Record	8,752,736.8530	18.43%
LPL Financial PO Box 509046 San Diego, CA 92150	Record	5,931,624.6800	12.49%
Trust Company of Illinois 1901 Butterfield Road – Ste 100 Downers Grove, IL 60515	Record	3,397,096.9370	7.15%
NFS LLC FEBO Attn PWM 295 Chipeta Way Salt Lake City, UT 84108	Record	3,824,091.7780	8.05%
866 SEI AEW IP One Freedom Valley Drive Oaks, PA 19456	Record	2,482,446.6340	5.23%

As of September 12, 2011, the Trustees and officers, individually and as a group, did not own any of the Fund's outstanding shares.

The Trust will furnish, without charge, a copy of the Fund's annual report for the year ended June 30, 2011 to a shareholder upon request.  To obtain the Fund's annual report, please contact the Fund by calling 1-877-772-5838, by writing to Altegris Managed Futures Strategy Fund, c/o Gemini Fund Services, LLC, 4020 South 147th Street, Suite 2, Omaha, NE 68137, or by visiting www.altegrismutualfunds.com.

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held.  Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.  The cost of the preparation, printing and distribution of this Information Statement is an expense of the Trust.

Broker Commission.  During the fiscal year ended June 30, 2011, the Fund paid no commissions to affiliated brokers.

Principal Underwriter, Administrator and Custodian.  Northern Lights Distributors, LLC (the "Distributor") serves as the Distributor for the shares of the Fund pursuant to a Distribution Agreement between the Trust, on behalf of the Fund, and the Distributor.  The Distributor accrued $255,653 and $18,778 as compensation for distributing the Fund's Class A and Class C shares, respectively, during the fiscal year ended June 30, 2011. Gemini Fund Services, LLC, which has its principal office at 450 Wireless Blvd., Hauppauge, New York 11788, provides administrative and fund accounting services to the Fund and acts as transfer, dividend disbursing and shareholder servicing agent to the Fund.  Since June 1 2011, JPMorgan Chase Bank, N.A., an affiliate of JPMIMI, with principal offices at 270 Park Ave., New York, NY  10017 has served as the Fund's custodian.  During the fiscal period June 1 2011 to June 30, 2011, the custodian earned $[1,732] in custody fees.

Delivery of Documents to Shareholders Sharing an Address.  Only one Information Statement is being delivered to multiple shareholders sharing an address unless the Trust has received contrary instructions from one or more of the shareholders.  Upon written or oral request, the Trust will promptly deliver a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered.  Contact the Fund by calling 1-877-772-5838, by writing to Altegris Managed Futures Strategy Fund, c/o Gemini Fund Services, LLC, 4020 South 147th Street, Suite 2, Omaha, NE 68137.  Shareholders at shared addresses can also contact the Fund to indicate their preference regarding receiving multiple or single copies annual or semi-annual reports, information statements or notices of internet availability of proxy materials at their shared address.

Appendix A

AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

AGREEMENT made as of June 1, 2011, and as revised June 29, 2011 between Altegris Advisors, LLC (the "Adviser") and J.P. Morgan Investment Management Inc. (the "Sub-Adviser").

WHEREAS, Northern Lights Fund Trust, a Delaware statutory trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Adviser has entered into one or more Investment Advisory Agreements with the Trust (each an "Advisory Agreement" and collectively, the Advisory Agreements"), pursuant to which the Adviser acts as investment adviser to each separate series of the Trust (each a Fund, and collectively, the "Funds") as set forth on Schedule A attached hereto, and as of the effective date of each Advisory Agreement indicated on Schedule A, as such Schedule may  be amended by mutual agreement of the parties hereto; and

WHEREAS, the Adviser and the Sub-adviser entered into a Sub-Advisory Agreement dated June 1, 2011 (the June 1, 2011 Agreement"); and

WHEREAS, the Adviser and the Sub-adviser wish to amend and restate the June 1, 2011 Agreement in this agreement dated June 29, 2011 (the "Agreement");

WHEREAS, the Adviser, with the approval of the Board of Trustees of the Trust and, if required, the shareholders of the Fund, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of each Fund, and the Sub-Adviser is willing to render such investment advisory services; and

WHEREAS, it is the intention of the parties that this Agreement be treated as a separate agreement in respect to each Fund, each a separate series of the Trust to which the Adviser acts as investment adviser pursuant to an Advisory Agreement and to which the Sub-Adviser will provide services as set out in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.

Duties of the Sub-Adviser.  Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Funds' investment objectives, policies and restrictions as stated each Fund's respective prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and any additional investment guidelines as described in sub-paragraph (a) subject to the following:

(a)

The Sub-Adviser shall manage the Assets in accordance with the polices and restrictions set forth in the Prospectus as well as any additional guidelines, restrictions, conditions and limitations providing in writing by the Adviser to the  Sub-Adviser (collectively, the "Investment Guidelines"). The Investment Guidelines are subject to periodic review and update. The Sub-Adviser will participate in periodic conference calls with the Adviser to review and update the Investment Guidelines.

(b)

Subject to the terms of the Prospectus, as well as the investment guidelines as provided in subparagraph (a) and as set forth in Schedule B, the Sub-Adviser shall, in its discretion and without prior consultation with the Adviser determine from time to time what Assets will be purchased, retained or sold by each Fund, and what portion of the Assets will be invested or held uninvested in cash.

(c)

In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the "Code"), and all other applicable federal laws and regulations, as each is amended from time to time.

(d)

The Sub-Adviser shall select brokers and dealers to effect all portfolio transactions subject to the requirements of the following sentence.  In executing transactions for the Funds and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Funds the best overall terms available.  In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.  In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser is authorized to consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act")).  Consistent with Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser or its affiliates to its discretionary clients, including the Funds.  In no instance will the Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act. When selecting brokers and dealers to effect portfolio transactions, the Sub-Adviser will not consider the sale of shares in the Funds by such brokers or dealers.

To the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Funds (including, but not limited to, the identity and market value of the Funds), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Funds in accordance with the terms of this Agreement.

(e)

The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser required by Rule 31a-1 under the 1940 Act.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust copies of any of such records upon the Funds' or the Adviser's request, provided, however, that the Sub-Adviser may retain a copy of such records.  The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the 1940 Act.

(f)

The Sub-Adviser shall provide the Funds' custodian on each business day with information relating to all transactions concerning the Funds' Assets and shall provide the Adviser with such information upon request of the Adviser.

(g)

The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser and its affiliates shall be free to render similar services to others, including other investment companies and accounts following the same investment strategy as any of the Funds. The Adviser agrees that Sub- Adviser may give advice and take action with respect to any of its other clients, which may differ from advice given or the timing or nature of action taken with respect to the Funds. It is Sub-Adviser's policy, to the extent practicable, to allocate investment opportunities among clients over a period of time on a fair and equitable basis. It is understood that Sub-Adviser shall not have any obligations to purchase or sell, or to recommend for purchase or sale, by the Funds any security that Sub-Adviser, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of Sub-Adviser such transaction or investment appears unsuitable, impractical or undesirable for the Funds. Adviser acknowledges and agrees that Sub-Adviser and its affiliates may make different investment decisions with respect to each of its clients or for its own account, and that such fact shall not be relied upon by Adviser or any of its agents or representatives as evidence of a breach of Sub-Adviser's duties hereunder.

(h)

 The Sub-Adviser shall vote all proxies in relation to the securities held as Assets in each Fund in accordance with the Sub-Adviser's proxy voting policies in effect from time to time.  The Adviser agrees to instruct each Fund's custodian and other parties providing services to each Fund to promptly forward all proxy materials and related shareholder communication to the designee provided by the Sub-Adviser promptly upon receipt.

(i)

Adviser acknowledges and agrees that (A) the Funds' custodian is responsible for advising or taking action, including filing proof of claim forms, on behalf of the Funds in any legal proceedings, including bankruptcies or class actions, involving Assets held in or formerly held in the Funds or the issuers of those securities and B) Sub-Adviser will not be required to advise or take any action on behalf of the Funds in any such legal proceedings.

(j)

In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Funds or with the sub-adviser to a portfolio that is under common control with the Funds concerning a Fund's transactions in securities or other assets, except for the purpose of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act.  The Sub-Adviser shall not provide investment advice to any assets of the Funds other than the Assets.

(k)

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of one or more Funds as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, but shall not be required to, aggregate the order for securities to be sold or purchased.  In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable to each entity.

2.

Delivery of Documents.  The Adviser has furnished the Sub-Adviser with copies of each of the following documents:

(a)

The Trust's Agreement and Declaration of Trust (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b)

By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

(c)

Prospectuses of each Fund; and

(d)

Policies and procedures of the Trust that govern the Sub-Adviser's management of the Assets of each Fund under this Agreement (as in effect on the date of this Agreement and as are amended from time to time).

3.

Confidential Treatment.  It is understood that any information or recommendation supplied by, or produced by, the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded by the Fund and the Adviser as confidential and for use only by the Adviser and the Fund.  Furthermore, except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and the Sub-Adviser, the Adviser and the Fund will not disclose, in any manner whatsoever except as expressly authorized in this Agreement, any Fund's portfolio holdings information that identifies such portfolio holdings as part of the Assets for a period of at least 60 days after month end, except that the Fund's top 10 holdings may be disclosed 30 days after month end. In addition, the Adviser or the Fund may disclose, earlier than 60 days after month end, a list of the Assets identified as part of the Fund to certain third parties who have entered into a confidentiality agreement with the Fund.

4.

Compensation to the Sub-Adviser.  For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser a sub-advisory fee in the manner and at the rate specified in Schedule B which is attached hereto and made part of this Agreement.

5.

Limitation on Sub-Adviser's Obligations & Liability.

(a)

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability to the Adviser or the Funds for any act or omission in the course of, or connected with, rendering services hereunder.

(b)

Sub- Adviser does not guarantee the future performance of the Assets or any specific level of performance, the success of any investment decision or strategy that Sub-Adviser may use, or the success of Sub-Adviser's overall management of the Assets. The Adviser understands that investment decisions made for the Funds by Sub-Adviser are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable.  Sub-Adviser will manage only the Assets and in making investment decisions for the Funds, Sub-Adviser will not consider any other securities, cash or other investments owned by the Funds.

(c)

Neither the Adviser nor the Sub-Adviser shall be liable for special, consequential or incidental damages.

6.

Indemnification.

(a) The Sub-Adviser agrees to indemnify the Adviser for, and hold it harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) or litigation (including reasonable legal and other expenses) to which the Adviser may become subject ("Losses") as a direct result of Sub-Adviser's willful  misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; provided, however, that nothing contained herein shall require that the Adviser be indemnified for Losses that resulted from the Advisor's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; further provided that the Sub-Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

(b) The Adviser agrees to indemnify the Sub-Adviser for, and hold it harmless against, any and all Losses to which the Sub-Adviser may become subject as a direct result of this Agreement or Sub-Adviser's performance of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Adviser be indemnified for Losses that resulted from Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; provided that the Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

7.

Duration and Termination.  This Agreement shall become effective as to each Fund listed on Schedule A upon approval by the Trust's Board of Trustees and its execution by the parties hereto.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Funds (a) by the Funds at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Funds, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on not more than 60 days' written notice to the Adviser.  This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement.  As used in this Paragraph 7, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

8.

Compliance Program of the Sub-Adviser.  The Sub-Adviser hereby represents and warrants that in accordance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act (the policies and procedures referred to in this Paragraph 9(a), are referred to herein as the Sub-Adviser's "Compliance Program").

9.

Reporting of Compliance Matters.  The Sub-Adviser shall furnish the Adviser, the Board of Trustees and/or the Chief Compliance Officer of the Trust and/or the Adviser with such information, certifications and reports as such persons may reasonably deem appropriate or may request from the Sub-Adviser regarding the Sub-Adviser's compliance with Rule 206(4)-7 of the Advisers Act and the Federal Securities Laws, as defined in Rule 38a-1 under the 1940 Act.  The Sub-Adviser shall make its officers and employees available to the Adviser and/or the Chief Compliance Officer of the Trust and/or the Adviser from time to time to review the Sub-Adviser's Compliance Program and its adherence thereto.

10.

Delegation to Third Parties. Sub-Adviser may employ an affiliate or a third party to perform any accounting, administrative, reporting and ancillary services required to enable Sub-Adviser to perform its functions under this Agreement. Notwithstanding any other provision of the Agreement, Sub- Adviser may provide information about the Funds to any such affiliate or other third party for the purpose of providing the services contemplated under this clause. Sub-Adviser will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve Sub-Adviser of any of its obligations under this Agreement.

11.

Force Majeure. The Sub-Adviser shall not be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or negligence of the Sub-Adviser and could not have been reasonably prevented by the Sub-Adviser through back-up systems and other business continuation and disaster recovery procedures commonly employed by other SEC-registered investment advisers that meet reasonable commercial standards in the investment company industry. Such causes may include, but are not restricted to, Acts of God or of the public enemy, terrorism, acts of the State in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions, and freight embargoes.

12.

Disclosure.  Neither the Funds nor the Adviser shall, without the prior written consent of the Sub-Adviser, make representations regarding or reference to the Sub-Adviser or any affiliates in any disclosure document, advertisement, sales literature or other promotional materials. Nor shall the Sub-Adviser, without the prior written consent of the Adviser, make representations regarding or reference to the Adviser or any affiliates in any disclosure document, advertisement, sales literature or other promotional materials.

13.

Governing Law.  This Agreement shall be governed by the internal laws of the State of New York, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

14.

Severability.  Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

15.

Notice.  Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:	Altegris Advisors, LLC 1200 Prospect St. Ste. 550 La Jolla, CA 92037 Attention: Legal Department

To the Sub-Adviser at:	J. P. Morgan Investment Management Inc. 270 Park Avenue New York, NY 10017 Attention: Funds - Legal

16.

Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

Altegris Advisors, LLC	J.P. Morgan Investment Management Inc.

By: /s/ Ken McGuire	By: /s/ Scott Moritz
Name: Ken McGuire	Name: Scott Moritz
Title: Chief Operating Officer	Title: Vice President

Schedule A

Fund/Sub-Advisory Effective Date

Advisory Agreement Effective Date

Altegris Macro Strategy Fund/June 24, 2011

Dated as of January 21, 2011, as revised

March 23, 2011

Altegris Managed Futures Strategy Fund/

June 29, 2011

Dated as of January 21, 2011, as revise

March 23, 2011

Schedule B

Pursuant to Paragraph 4, the Adviser, not the Funds, shall pay the Sub-Adviser compensation at an annual rate as follows:

Fees. For all services under this Agreement, Adviser shall pay Sub-Adviser for its services in arrears on a quarterly basis according to the following flat fee of annualized fees. All of the Assets under management by Sub-Adviser for each Fund pursuant to this Agreement, and all of the assets managed by Sub-Adviser for each "Partnership Account" (as described below), shall be combined to determine the appropriate fee level, then prorated to the specific Partnership Account of Fund, as applicable. 'Partnership Account" shall have the meaning set forth in the Investment Management Agreement entered into between the Sub-Adviser and Altegris Portfolio Management, Inc., (dba "Altegris Funds"), an affiliate of the Adviser, dated as of April 28, 2011.

Dollar Value of Assets in Fund and Partnership Accounts	Annualized Fee
Less than $100 million	.15%
Greater than or Equal to $100 million and Less than $200 million	.13%
Greater than or Equal to $200 million and Less than $500 million	.10%
Greater than or Equal to $500 million and Less than $1 billion	.08%
Greater than or Equal to $1 billion	.06%

The market value for calculating the fee will be based on the daily weighted average of all of the Assets of each Fund and the assets for each Partnership Account accounts during the billing period.